CONSENT OF INDEPENDENT AUDITORS



The Board of Directors
Financial Guaranty Insurance Company:

We consent to the use of our report dated January 23, 1998 on the financial statements of Financial Guaranty Insurance Company as of December 31, 1997 and December 31, 1996, and for each of the years in the three-year period ended December 31, 1997 included in the Form 8-K of Superior Bank FSB and to the reference to our firm under the heading "Experts" in the Prospectus Supplement.


                                            /s/KPMG PEAT MARWICK LLP


New York, New York
September 18, 1998